NEITHER THIS NOTE NOR ANY SECURITIES WHICH MAY BE ISSUED UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR OTHERWISE QUALIFIED UNDER ANY STATE OR OTHER SECURITIES LAW. NEITHER THIS NOTE NOR ANY SUCH SECURITIES MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND REGISTRATION OR OTHER QUALIFICATION UNDER ANY APPLICABLE STATE OR OTHER SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR OTHER QUALIFICATION IS NOT REQUIRED.


                               U.S. REALTEL, INC.

                           CONVERTIBLE PROMISSORY NOTE


Principal Amount:  $1,500,000                                September 24, 1999


     U.S. RealTel, Inc., an Illinois corporation (the "Company"), with its principal office at 100 South Wacker Drive, Suite 850, Chicago, Illinois 60606, for value received, promises to pay to the order of Troon & Co., and the Oliver family trusts identified on the signature pages hereto ("Noteholder"), the Principal Amount set forth above plus interest thereon calculated from the date of each such advance to the Company until paid at the annual rate of seven percent (7%), compounded annually. Interest accrued hereunder shall be due and payable in lawful money of the United States on March 30, 2000 and on the Maturity Date and principal hereunder will be due and payable in lawful money of the United States in full on the first anniversary of the date hereof (the "Maturity Date"), unless this Note shall have been previously converted pursuant to Section 2 hereof, in which case all outstanding principal under this Note shall be satisfied in full by virtue of such conversion and the issuance and delivery of fully paid and non-assessable shares of Conversion Stock to the Holder of this Note as set forth in Section 2 hereof and all accrued interest thereon will be due and payable in lawful money of the United States at the time of such conversion. This Note is not prepayable or redeemable by the Company prior to the Maturity Date. Principal and interest not paid when due shall bear interest at twelve percent (12%) per annum as of the due date and shall be payable on demand. Payments by the Company shall be applied first to any and all accrued interest through the payment date and second to the principal remaining due hereunder or upon conversion hereof.

     The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:

     1. DEFINITIONS. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

          1.1. "COMPANY" includes any corporation or other entity which shall succeed to or assume the obligations of the Company under this Note.

          1.2. "COMPANY COMMON STOCK" shall mean the Company's Common Stock, par value $.001 per share.

          1.3. "CONVERSION STOCK" shall mean the Company's Common Stock or RealTel de Argentina Stock Common Stock, as elected by the Noteholder at the time of conversion.

          1.4. "CONVERSION PRICE" shall mean (a) for the RealTel de Argentina Common Stock , an amount equal to the principal amount of this Note divided by the number of shares of RealTel de Argentina Common Stock which shall result in the Noteholder owning 9% of the total shares of RealTel de Argentina issued and outstanding at the date of conversion and (b) for the Company Common Stock (i) the lowest price per share paid for the Company Common Stock or other security convertible into common stock purchased from and after the date hereof in a Financing or (ii) if no Financing shall have occurred, the value per share of the Company Common Stock as determined in good faith by the Company and Noteholder and, if no such determination is made within ten (10) business days following Noteholder's request for a valuation, then each of the Company and Noteholder within forty five (45) days thereafter (the "APPOINTMENT DATE"), shall designate an independent appraiser, knowledgeable and experienced in valuing businesses of a type similar to the Company, and each such appraiser, within twenty (20) days after the Appointment Date shall jointly choose a third qualified independent appraiser, provided that if either party shall fail to choose a qualified independent appraiser, within the time prescribed, the independent appraiser chosen by the other party shall be entitled to designate itself as the third appraiser. Within thirty (30) days following its designation, the third appraiser will deliver its determination of the Value of the Company Common at the Valuation Date. The foregoing determination shall be final and binding upon the parties hereto and the expenses of the appraisers will be paid one-half by each party.

          1.5. "FINANCING" shall mean the Company's sale, from and after the date hereof, of common stock or any other security convertible into common stock for cash capital and/or retirement of debt securities (excluding securities issued pursuant to option plans, outstanding options, securities issued upon exercise of outstanding options and this Note and other notes of substantially identical terms) in one transaction or a series of transactions occurring after the date hereof.

          1.6. "NOTE" shall mean this Convertible Promissory Note.

          1.7. "NOTEHOLDER", "HOLDER", or similar terms, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

          1.8. "REALTEL DE ARGENTINA" shall mean RealTel de Argentina SA.

          1.9. "REALTEL DE ARGENTINA COMMON STOCK" shall mean Common Stock, $1.00 par value per share, of RealTel de Argentina.

          1.10. "REALTEL DE ARGENTINA SHAREHOLDERS' AGREEMENT" shall mean that certain Shareholders' Agreement dated as of July 25, 1999, by and among the Company, Access Financial Group, Inc., Mark J. Grant, Pablo Hoffmann, Gabriel Melzi, Raul Melzi, Flavia Melzi and RealTel de Argentina.

     2.   CONVERSION.

          2.1. VOLUNTARY CONVERSION. At any time on or after January 1, 2000 until the date this Note is paid in full, the Noteholder will have the right to convert all but not less than all of the outstanding principal on this Note into Conversion Stock at the Conversion Price. Conversion as described in this
Section 2.1 shall occur only upon surrender of this Note for conversion at the principal office of the Company, accompanied by written notice of election to convert in the form of EXHIBIT A hereto, which notice shall specify whether the conversion is for Company Common Stock or RealTel de Argentina Common Stock and shall be delivered no later than thirty (30) days prior to the Maturity Date.

          2.2. NO FRACTIONAL SHARES. No fractional shares will be issued on conversion of this Note. If on any conversion of this Note a fraction of a share results, the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Conversion Price.

          2.3. RESERVATION OF STOCK. The Company has taken all necessary corporate action and obtained all necessary consents and approvals to authorize the issuance of this Note, and as of the closing of a conversion of this Note will take all necessary corporate action, will cause RealTel de Argentina to take and will obtain and will cause RealTel de Argentina to obtain all necessary consents and approvals to authorize the issuance or transfer of the shares of Conversion Stock upon the conversion of this Note pursuant to Section 2.1 above.

          2.4. FULLY PAID SHARES; CERTIFICATES. All shares of Conversion Stock issued or transferred upon the conversion of this Note shall be validly issued, fully paid, non-assessable and free and clear of any claims, liens or encumbrances. The certificates representing the shares of Conversion Stock issued upon conversion hereof shall be delivered to the Noteholder against surrender of this Note.

          2.5. CERTAIN REPRESENTATIONS. The Company represents and warrants to Noteholder that (a) there are no restrictions, either at law or by agreement, including, without limitation, the RealTel de Argentina Shareholders' Agreement, preventing the transfer of the RealTel de Argentina Common Stock from the Company to the Noteholder pursuant to the terms and conditions hereof and (b) attached hereto is a true and accurate list of the current shareholders of RealTel de Argentina and their ownership interests.

          2.6. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. This Note does not by itself entitle the Noteholder to any voting rights or other rights as a shareholder of the Company or RealTel de Argentina. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the holder shall cause such holder to be a shareholder of the Company or RealTel de Argentina for any purpose by virtue hereof.

          2.7. RIGHTS UPON A FINANCING. The Company shall provide the Noteholder with prior written notice of a proposed Financing, such notice to set forth in reasonable detail the parties, the principal terms and the anticipated closing date thereof.

     3. REALTEL DE ARGENTINA SHAREHOLDERS' AGREEMENT. In the event that Noteholder elects to convert this Note into RealTel de Argentina Common Stock, the Noteholder agrees to execute a counterpart copy of and become a "Shareholder" pursuant to the RealTel de Argentina Shareholders' Agreement.

     4. AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT AND THE SHAREHOLDERS' AGREEMENT. Contemporaneously herewith, the Company shall deliver to Noteholder
(a) an amendment to that certain Registration Rights Agreement dated October 2, 1998 among the Company and certain of its shareholders so that the shares of the Company Common Stock issued upon conversion shall become "Registrable Shares" thereunder when such shares are converted pursuant to the terms of this Note and
(b) an Amendment to that certain Shareholders' Agreement dated October 2, 1998 among the Company and certain of its shareholders which shall add Troon & Co., as a "Shareholder" pursuant thereto.

     5. WAIVERS. The Company waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of the Noteholder in exercising any right hereunder shall operate as a waiver of such right under this Note.

     6. EVENTS OF DEFAULT. The Company shall be in default under this Note if any payment of principal or interest is not paid within ten (10) business days of when the same is due and payable. If an event of default shall occur and be continuing, the entire principal amount of this Note, together with the accrued interest, shall become and be immediately due and payable, without presentment, demand, protest or notice of any kind.

     7. COLLECTION. If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by the Noteholder.

     8. USURY SAVINGS CLAUSE. The Company and the Noteholder intend to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is the Company's and the Noteholder's express intention that the Company not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this Section 6 shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by the Noteholder to the Company), and the provisions hereof shall be immediately reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

     9.   GENERAL PROVISIONS.

          9.1. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by certified mail return receipt requested, postage prepaid, at the respective addresses of the parties as set forth on the first page hereof. Any party hereto may change such address by notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered.

          9.2. SEVERABILITY; HEADINGS. In case any provision of this Note shall be declared by a court to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby, unless to do so would deprive the Noteholder or the Company of a substantial part of its bargain. Such court may reform such invalid, illegal or unenforceable provision so as to give the maximum permissible effect to the intentions of the parties as expressed in this Note. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.

          9.3. ENTIRE AGREEMENT; CHANGES. This Note and the Subscription Agreement between the Company and Noteholder of even date herewith contains the entire agreement between the parties hereto superseding and replacing any prior agreement or understanding relating to the subject matter hereof. Neither this Note nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          9.4. LAW GOVERNING. This Note shall be construed and enforced in accordance with, and governed by, the internal laws of the State of Illinois, excluding that body of law applicable to conflicts of law.

          9.5. LEGAL FEES. The Company shall pay the reasonable legal fees of the Noteholder in an amount not in excess of $5,000 in connection with the negotiation and execution of this Note and the related Subscription Agreement and other documents executed pursuant hereto.

          9.6. SPECIFIC PERFORMANCE. The Company and Noteholder agree that it is impossible to measure in money damages which will accrue to Noteholder by reason of a failure of the Company to allow a conversion to Conversion Stock pursuant to the terms hereof. Therefore, if Noteholder shall institute any action or proceeding to enforce the provisions hereof relating to such conversion, the Company hereby waives the claim or defense therein that there is an adequate remedy at law.

          9.7. ALLOCATION. The Noteholder shall have the right to allocate among themselves all or any portion of the Conversion Stock by so designating to the Company at the time the written notice of election to convert is provided to the Company pursuant to Section 2.1.

          9.8. AGENT. The Noteholder hereby appoints Troon & Co. as agent (the "Agent") hereunder to act on their behalf for all purposes hereunder. The Company shall be entitled to rely on the direction of the Agent for all purposes hereunder, including, without limitation, exercise of the conversion right pursuant to Section 2 of this Note.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each party has caused this Note to be signed in its name this 24th day of September, 1999.

THE COMPANY:                           U.S. REALTEL, INC.


                                       By: /s/ Perry H. Ruda
                                          -------------------------------------
                                       Name:  Perry H. Ruda
                                            -----------------------------------
                                       Title:  Chairman
                                             ----------------------------------


NOTEHOLDER:                            TROON & CO.


                                       By:  /s/ Ross J. Mangano
                                          -------------------------------------
                                           Ross J. Mangano, Trustee & Partner


NOTEHOLDER:                            JOSEPH D. OLIVER TRUST
                                       GO CUNNINGHAM TRUST


                                       By:  /s/ Ross J. Mangano
                                          -------------------------------------
                                           Ross J. Mangano, Trustee


NOTEHOLDER:                            JOSEPH D. OLIVER TRUST
                                       JAMES OLIVER II TRUST


                                       By:  /s/ Ross J. Mangano
                                          -------------------------------------
                                           Ross J. Mangano, Trustee


NOTEHOLDER:                            JOSEPH D. OLIVER TRUST
                                       JOSEPH D. OLIVER, JR., TRUST


                                       By:  /s/ Ross J. Mangano
                                          -------------------------------------
                                           Ross J. Mangano, Trustee


NOTEHOLDER:                            JOSEPH D. OLIVER TRUST
                                       SUSAN C. OLIVER TRUST


                                       By:  /s/ Ross J. Mangano
                                          -------------------------------------
                                           Ross J. Mangano, Trustee

                                    EXHIBIT A


                    (Form of conversion notice to be executed
                by the Noteholder at the time of the conversion)

To U.S. RealTel, Inc.:

     The undersigned, holder of that certain Convertible Promissory Note in the principal amount of $1,500,000 dated September ___, 1999, issued by U.S. RealTel, Inc. (the "NOTE"), hereby exercises its right to convert all principal and accrued but unpaid interest of said Note into ______ shares of Common Stock of [U.S. RealTel, Inc./RealTel de Argentina - specify one or the other] at the Conversion Price established pursuant to the terms of the Note.

            Please issue the certificate for the shares as follows:



-------------------------------------------------------------------------------
                               Print or Type Name



-------------------------------------------------------------------------------
                   Social Security or Other Identifying Number



-------------------------------------------------------------------------------
                                 Street Address



-------------------------------------------------------------------------------
City                         State                             Zip Code



and deliver it to the above address, unless a different address is indicated below.


                                             ----------------------------------

                                             By:
                                                -------------------------------
                                                  Name:
                                                       ------------------------
                                                  Title:
                                                        -----------------------
Dated:______________
                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of the Note
                                             or, if the Note has been
                                             transferred without reissuance by
                                             the Company, the registered
                                             holder's name as specified in the
                                             Company's records)